UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2008 (June 2, 2008)

FORMFACTOR, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307		13-3711155
(Commission File Number)		(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA		94551
(Address of principal executive offices)		(Zip Code)

(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2008, FormFactor, Inc. (“FormFactor”) announced that its board of directors has appointed Mario Ruscev, currently president, as its next chief executive officer (CEO).  Dr. Ruscev will succeed Igor Y. Khandros, FormFactor’s founder, who will become Executive Chairman of the FormFactor board of directors.  Dr. Khandros will succeed Jim Prestridge, 76, its current non-executive chairman, who will continue on the FormFactor board of directors and become its lead independent director.  The changes will become effective at the beginning of FormFactor’s fiscal third quarter of 2008.

Dr. Ruscev, age 51, has served as president and a member of the board of directors since joining FormFactor in January 2008. Dr. Ruscev served from April 2006 to December 2007 as President of Testing Schlumberger Oilfield Services of Schlumberger Limited, a services company supplying technology, project management and information solutions for optimizing performance in the oil and gas industry. He also held several other executive positions at Schlumberger during his 23-year career with that company, including President of Schlumberger Water and Carbon Services from April 2002 to March 2006, President of Wireline Schlumberger Oilfield Services from January 2001 to March 2002 and President of Geco-Prakla Schlumberger Oilfield Services from April 1999 to December 2000. Dr. Ruscev received a Doctorate in nuclear physics from Université, Pierre et Marie Curie in Paris, France and a Ph.D. in nuclear physics from Yale University.

Item 9.01   Exhibits.

Exhibit Number                 Exhibit Title or Description
99.01                                Press Release dated June 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: June 3, 2008

By: /s/ Stuart L. Merkadeau
Stuart L. Merkadeau Senior Vice President, General Counsel and Secretary